Berkshire
                              energy resources
               115 Cheshire Road - Pittsfield, MA  01201-1803
                     (413) 442-1511 - Fax (413) 443-0546
                           www.BerkshireEnergy.com

February 4, 2000

                URGENT REMINDER - YOUR VOTE IS VERY IMPORTANT
                ---------------------------------------------

IF YOU HAVE RECENTLY MAILED YOUR PROXY,
PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

Dear Fellow Shareholder:

You have previously received proxy material in connection with the Special Meeting of Shareholders of Berkshire Energy Resources to be held on Tuesday, February 29, 2000. According to our latest records, your PROXY VOTE for this meeting HAS NOT BEEN RECEIVED.

Follow the instructions on the enclosed voting form to cast your ballot. Remember, your broker cannot vote your shares until you instruct him or her to do so.

      Since time remaining is short, we urge you to please vote using one of the following methods:

* Using a touch-tone telephone, call the toll free number located in the gray shaded box on the upper left side of your Voting Instruction Form. Using your 12-digit control number located in the gray shaded box on the right side of your Voting Instruction Form, cast your ballot.

* Vote over the internet at www.proxyvote.com using the 12-digit control number located on the Voting Instruction Form to cast your ballot immediately.

* Sign the proxy and mail it back in the enclosed postage-paid envelope prior to the meeting date.

Thank you in advance for your support.

Sincerely,


Scott S. Robinson
President and CEO



The name "Berkshire Energy Resources" means the trustees for the time being (as trustees but not individually) under a Declaration of Trust dated 2/17/98, as amended, which is hereby referred to, and a copy of which has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of said Berkshire Energy Resources binds only the trust estate, and no shareholder, director, trustee, officer or agent assumes, or shall be held to, any liability by reason thereof.